                                                                   Exhibit 99(a)



           AMERICAN GREETINGS REPORTS IMPROVED SECOND-QUARTER RESULTS

               - EPS ahead of prior-year second quarter

               - Integration of 1,400 stores from major account on budget and on schedule

               -  Supply chain transformation progress continues


CLEVELAND (Sept. 25, 2003) - American Greetings Corporation (NYSE: AM) today reported results in line with its estimate for the second quarter of fiscal 2004.

American Greetings realized a net loss of $9.7 million, or 15 cents per share, on net sales of $403.5 million, for the fiscal 2004 second quarter ended Aug. 31, 2003 (all per-share amounts assume dilution). These results compare to a net loss of $15.8 million, or 24 cents per share, on net sales of $396.9 million in the second quarter last year. The Corporation historically realizes a net loss in its second quarter because of the seasonal nature of its business.

The Corporation reported net income of $10.0 million, or 15 cents per share, on net sales of $857.9 million, for the first half of fiscal 2004. This compares to net income of $28.7 million, or 41 cents per share, on net sales of $881.1 million, for the same period last year. Last year's first-half results include a $12 million pretax gain from the sale of an equity investment.

EBITDA for the second quarter of fiscal 2004 was $17.6 million, compared to $10.3 million in the second quarter of fiscal 2003. EBITDA for the trailing four quarters ended Aug. 31, 2003, was $313.1 million, compared to EBITDA for the year-ago trailing four quarters of $339.1 million. EBITDA represents a non-GAAP financial measure, and is presented because certain of the Corporation's credit agreement covenants incorporate EBITDA as a component of their calculations. A table reconciling EBITDA to the appropriate GAAP measure is included in the notes to this release.

MANAGEMENT COMMENTS AND OUTLOOK
"Our second-quarter performance is in line with our projections," said Chief Executive Officer Zev Weiss. "We had a meaningful improvement in our second-quarter results, due in part to our focus on cost management. Our cost management efforts included supply chain benefits that offset their related costs within the quarter. We are pleased with the progress of the supply chain initiative to date. We are also pleased with the progress we are making in the conversion of 1,400 stores for a major account, a project that is on budget and on schedule for completion before calendar year end due to the exceptional effort of our associates."

American Greetings projects earnings per share of 68 cents to 73 cents for the third quarter of fiscal 2004. The Corporation realized earnings per share of 62 cents for the third quarter of fiscal 2003.

CONFERENCE CALL ON THE WEB
American Greetings will broadcast its second-quarter conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com. A replay of the call will be available on the site.

ABOUT AMERICAN GREETINGS CORPORATION
American Greetings Corporation (NYSE: AM) is one of the world's largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, reading glasses, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com.

                                       ###

CONTACT:
DAVID D. POPLAR
INVESTOR AND CORPORATE MEDIA RELATIONS MANAGER
(216) 252-4864
david.poplar@amgreetings.com


The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to: retail bankruptcies and consolidations, successful integration of acquisitions, successful transition of management, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales, competitive terms of sale offered to customers, successfully implementing supply chain improvements and achieving projected cost savings from those improvements, and the Corporation's ability to comply with its debt covenants. Risks pertaining specifically to AmericanGreetings.com include the viability of online advertising and subscriptions as revenue generators and the public's acceptance of online greetings and other social expression products.

                         AMERICAN GREETINGS CORPORATION
                SECOND QUARTER REPORT OF CONSOLIDATED OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 29, 2004

          (In thousands of dollars except share and per share amounts)


                                                           (Unaudited)                               (Unaudited)
                                                       Three Months Ended                         Six Months Ended
                                                            August 31,                                August 31,
                                                 ------------------------------            ------------------------------
                                                   2003                   2002                2003                  2002
                                                 --------              --------            --------              --------

Net sales                                      $   403,546             $ 396,913            $857,852              $881,143

Costs and expenses:
   Material, labor and other
     production costs                              201,425               193,584             386,408               380,098
   Selling, distribution
     and marketing                                 153,722               148,144             303,580               298,243
   Administrative and general                       56,685                65,244             122,810               133,733
   Interest expense                                 17,537                20,141              40,337                39,795
   Other (income) - net                             (9,746)               (4,022)            (11,884)              (18,348)
                                               -----------             ---------            --------              --------
                                                   419,623               423,091             841,251               833,521
                                               -----------             ---------            --------              --------

(Loss) income before income
   tax (benefit) expense                           (16,077)              (26,178)             16,601                47,622
Income tax (benefit) expense                        (6,382)              (10,393)              6,591                18,906
                                               -----------             ---------            --------              ---------


Net (loss) income                              $    (9,695)            $ (15,785)           $ 10,010              $ 28,716
                                               ===========             =========            ========              ========



(Loss) earnings per share                      $     (0.15)            $   (0.24)           $   0.15              $   0.44
                                               ===========             =========            ========              =========

(Loss) earnings per share -
   assuming dilution                           $     (0.15)              $ (0.24)             $ 0.15                $ 0.41
                                               ===========             ==========           ========              =========


Average number of common
   shares outstanding                           66,315,954            65,801,676          66,114,817            65,408,114


Average number of common shares outstanding -
   assuming dilution                            66,315,954            65,801,676          66,114,817            78,917,978


                         AMERICAN GREETINGS CORPORATION
                 SECOND QUARTER STATEMENT OF FINANCIAL POSITION
                      FISCAL YEAR ENDING FEBRUARY 29, 2004


                            (In thousands of dollars)

                                                                                           (Unaudited)
                                                                                            August 31,
                                                                                   -------------------------------
                                                                                     2003                 2002
                                                                                   ---------            ----------

ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                                  $    40,494          $   174,174
      Trade accounts receivable,
         less allowances for sales returns of
         $40,812 ($45,614 in 2002) and for doubtful
         accounts of $24,280 ($33,811 in 2002)                                       287,431              337,817
      Inventories                                                                    370,992              353,348
      Deferred and refundable income taxes                                           158,237              164,853
      Prepaid expenses and other                                                     240,602              210,285
                                                                                 -----------          -----------
         Total current assets                                                      1,097,756            1,240,477

GOODWILL                                                                             214,424              205,998
OTHER ASSETS                                                                         729,429              828,329
PROPERTY, PLANT AND EQUIPMENT - NET                                                  376,580              394,845
                                                                                 -----------          -----------
                                                                                 $ 2,418,189          $ 2,669,649
                                                                                 ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Debt due within one year                                                         $    13,082          $    15,145
Accounts payable                                                                     145,524              159,117
Accrued liabilities                                                                  136,541              129,974
Accrued compensation and benefits                                                     62,357               81,152
Income taxes                                                                           9,288              174,058
Other current liabilities                                                             95,598              138,100
                                                                                 -----------           ----------
  Total current liabilities                                                          462,390              697,546

LONG-TERM DEBT                                                                       727,331              845,985
OTHER LIABILITIES                                                                    111,336              131,963
DEFERRED INCOME TAXES                                                                 11,025               22,741

SHAREHOLDERS' EQUITY
Common shares - Class A                                                               61,866               61,233
Common shares - Class B                                                                4,596                4,603
Capital in excess of par value                                                       317,679              310,271
Treasury stock                                                                      (438,717)            (438,786)
Accumulated other comprehensive loss                                                 (31,138)             (55,428)
Retained earnings                                                                  1,191,821            1,089,521
                                                                                 -----------          -----------
Total shareholders' equity                                                         1,106,107              971,414
                                                                                 -----------          -----------
                                                                                 $ 2,418,189          $ 2,669,649
                                                                                 ===========          ===========

                         AMERICAN GREETINGS CORPORATION
                     SECOND QUARTER STATEMENT OF CASH FLOWS
                      FISCAL YEAR ENDING FEBRUARY 29, 2004
          (In thousands of dollars except share and per share amounts)



                                                                                  (Unaudited)
                                                                                Six Months Ended
                                                                                    August 31,
                                                                               2003             2002
                                                                             -------          ---------
OPERATING ACTIVITIES:
     Net income                                                            $   10,010         $ 28,716
     Adjustments to reconcile to net cash
     (used) provided by operating activities:
       (Gain) on sale of marketable security                                        -          (12,027)
       Depreciation and amortization                                           32,078           33,167
       Deferred income taxes                                                   15,097          (23,342)
       Changes in operating assets and liabilities:
          Decrease (increase) in trade accounts receivable                     23,315          (44,875)
          Increase in inventories                                             (89,608)         (59,105)
          Decrease in other current assets                                     34,782           56,949
          Decrease in deferred costs - net                                     20,420           75,996
          Decrease in accounts payable
              and other liabilities                                           (90,239)         (35,891)
          Other - net                                                           3,336            8,813
                                                                           ----------         --------
          Cash (Used) Provided by Operating Activities                        (40,809)          28,401


INVESTING ACTIVITIES:
     Property, plant & equipment additions                                    (19,478)          (8,085)
     Proceeds from sale of fixed assets                                         2,106            1,460
     Investment in corporate owned life insurance                               6,072            3,911
     Other - net                                                               (2,640)          29,875
                                                                           ----------         --------
          Cash (Used) Provided by Investing Activities                        (13,940)          27,161

FINANCING ACTIVITIES:
     Reduction of long-term debt                                               (3,313)          (6,614)
     (Decrease) increase in short-term debt                                  (117,053)             294
     Sale of stock under benefit plans                                          6,106           20,813
     Purchase of treasury shares                                                 (266)             (67)
                                                                           ----------         --------
       Cash (Used) Provided by Financing Activities                          (114,526)          14,426

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                         1,306            3,207
                                                                           ----------         --------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                             (167,969)          73,195

       Cash and Cash Equivalents at Beginning of Year                         208,463          100,979
                                                                           ----------         --------
       Cash and Cash Equivalents at End of Period                          $   40,494         $174,174
                                                                           ==========         ========

                         AMERICAN GREETINGS CORPORATION
                SECOND QUARTER REPORT OF CONSOLIDATED OPERATIONS
                FISCAL YEAR ENDING FEBRUARY 29, 2004 (Unaudited)
          (In thousands of dollars except share and per share amounts)

Note 1: Seasonal Nature of Business: A significant portion of the
        Corporation's business is seasonal in nature. Therefore, the results of operations for interim periods are not necessarily indicative of the results for the fiscal year taken as a whole.

Note 2: Reclassifications: Certain amounts in the prior year financial statements have been reclassified to conform to the 2004 presentation.

Note 3: Deferred Costs: In the normal course of its business, the Corporation enters into agreements with certain customers for the supply of greeting cards and related products. Under these agreements, the customer typically receives from the Corporation a combination of cash payments, credits, discounts, allowances and other incentive considerations to be earned by the customer as product is purchased from the Corporation over the effective time period of the agreement to meet a minimum purchase volume commitment. In the event a contract is not completed, the Corporation has a claim for unearned advances under the agreement. The Corporation periodically reviews the progress toward the commitment and adjusts the estimated amortization period accordingly to match the costs with the revenue associated with the agreement. The agreements may or may not specify the Corporation as the sole supplier of social expression products to the customer.

        The Corporation classifies the total contractual amount of the incentive consideration committed to the customer but not yet earned as a deferred cost asset at the inception of an agreement, or any future amendments. Deferred costs estimated to be earned by the customer and charged to operations during the next twelve months are classified as "Prepaid expenses and other" in the Consolidated Statement of Financial Position, and the remaining amounts to be charged beyond the next twelve months are classified as "Other assets".

        A portion of the total consideration may be payable by the Corporation at the time the agreement is consummated. All future payment commitments are classified as liabilities at inception until paid. The payments that are expected to be made in the next twelve months are classified as "Other current liabilities" in the Consolidated Statement of Financial Position, and the remaining payment commitments beyond the next twelve months are classified as "Other liabilities". The Corporation maintains adequate reserves for deferred costs related to supply agreements and does not expect that the non-completion of any particular contract would result in a material loss.

Note 4: Other (Income) - Net : During the three months ended May 31,
        2002, "Other (income) - net" included $12,027 of income on the sale of a marketable security investment. The amount of the proceeds received from the sale of the marketable security investment of $16,964 is included in "Other" investing activities in the Statement of Cash Flows for the period.

Note 5: Recent Accounting Pronouncements: In April 2002, Statement of
        Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", was issued. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 requires that debt extinguishment must meet the criteria under APB Opinion No. 30 to be classified as an extraordinary item. This Statement also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Corporation adopted this Statement effective March 1, 2003. During the three months ended May 31, 2003, the Corporation paid the outstanding balance of its $117,988 term loan and recorded a charge of $4,639 for the write off of the deferred financing costs and a premium associated with the early retirement of that loan.

        In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation
        - Transition and Disclosure" was issued. SFAS No. 148 amends the disclosure provisions of SFAS No. 123 and requires expanded and more prominent disclosure of the effects of an entity's accounting policy in respect to stock-based employee compensation. The disclosure requirements in SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002 and for financial reports containing condensed consolidated financial statements for interim periods beginning after December 15, 2002. Beginning with its financial statements for the year ended February 28, 2003, the Corporation has adopted the disclosure provisions of SFAS No. 148.

        In January 2003, Interpretation No. 46, "Consolidation of Variable Interest Entities" was issued. Interpretation No. 46 provides guidance for identifying a controlling interest in a Variable Interest Entity ("VIE") established by means other than voting interests. Interpretation No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. The effective date for this Interpretation for the Corporation is September 1, 2003. The Corporation has not yet determined the impact, if any, this Interpretation will have on the financial statements of the Corporation.

        In May 2003, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. SFAS No. 150 establishes standards for how certain financial instruments with characteristics of both liabilities and equity are classified. This Statement requires that a financial instrument that is within its scope be classified as a liability (or as an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Corporation has not yet determined the impact, if any, this Statement will have on the financial statements of the Corporation.

Note 6: Reconciliation of Non-GAAP Measures: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

        Certain covenants of the Corporation's debt agreements are based on calculations of earnings before interest expense, income taxes, depreciation and amortization (EBITDA). As such, EBITDA was $17.6 million for the three months ended August 31, 2003.

        Below is a reconciliation of net loss to EBITDA (in millions):


                                                       Three Months Ended
                                                            August 31
                                                  ----------------------------
                                                     2003               2002
                                                  ---------          ---------
        Net loss                                  $    (9.7)         $   (15.8)
        Interest expense                               17.6               20.1
        Income tax benefit                             (6.4)             (10.4)
        Depreciation and amortization                  16.1               16.4
                                                  ---------          ---------
        EBITDA                                    $    17.6          $    10.3
                                                  =========          =========

        Below is a reconciliation of "Cash used by operating activities" to EBITDA (in millions):

                                                       Three Months Ended
                                                            August 31
                                                  ----------------------------
                                                     2003               2002
                                                  ---------          ---------
        Cash used by operating
        activities                                $   (64.5)         $   (12.1)
        Deferred income taxes                         (15.4)               6.5
        Changes in operating assets and
        liabilities                                    86.3                6.2
        Interest expense                               17.6               20.1
        Income tax benefit                             (6.4)             (10.4)
                                                  ---------          ---------
        EBITDA                                    $    17.6          $   10.3
                                                  =========          =========

         Below are reconciliations of net income (loss) to adjusted EBITDA for the four quarters ended August 31, 2003 and 2002 (in millions):

         Net income:
             Year ended February 28, 2003                                                                    $ 121.1
              Less:  six months ended August 31, 2002                                                           28.7
              Add:  six months ended August 31, 2003                                                            10.0
                                                                                                             -------
         Net income, four quarters ended August 31, 2003                                                       102.4
         Interest expense, four quarters ended August 31, 2003                                                  79.6
         Income tax expense, four quarters ended August 31, 2003                                                67.4
         Depreciation and amortization, four quarters ended August 31, 2003                                     63.7
                                                                                                             -------
         Adjusted EBITDA, four quarters ended August 31, 2003                                                $ 313.1
                                                                                                             =======

         Net income (loss):
             Year ended February 28, 2002                                                                    $(122.3)
              Less:  six months ended August 31, 2001                                                         (115.8)
              Add:  six months ended August 31, 2002                                                            28.7
                                                                                                             -------
         Net income, four quarters ended August 31, 2002                                                        22.2
         Interest expense, four quarters ended August 31, 2002                                                  82.9
         Income tax expense, four quarters ended August 31, 2002                                                15.0
         Depreciation and amortization, four quarters ended August 31, 2002                                     75.1
         Charges, four quarters ended August 31, 2002 (see note below)                                         143.9
                                                                                                             -------
         Adjusted EBITDA, four quarters ended August 31, 2002                                                $ 339.1
                                                                                                             =======

         Note: Charges for the four quarters ended August 31, 2002 include the costs associated with the consolidation and rationalization of certain of the Corporation's operations, including employee severance and benefit termination costs, the implementation of the scan-based trading business model and other costs.

         Below are reconciliations of "Cash provided (used) by operating activities" to adjusted EBITDA for the four quarters ended August 31, 2003 and 2002 (in millions):

        Cash provided (used) by operating activities:
             Year ended February 28, 2003                                                                    $  77.0
             Less:  six months ended August 31, 2002                                                            28.4
             Add:  six months ended August 31, 2003                                                            (40.8)
                                                                                                             -------
        Cash provided by operating activities, four quarters ended August 31, 2003                               7.8
        Deferred income taxes                                                                                  (13.9)
        Changes in operating assets and liabilities                                                            156.6
        Interest expense, four quarters ended August 31, 2003                                                   79.6
        Income tax expense, four quarters ended August 31, 2003                                                 67.4
        Charges (see note above)                                                                                15.6
                                                                                                             -------
        Adjusted EBITDA, four quarters ended August 31, 2003                                                 $ 313.1
                                                                                                             =======

         Cash provided (used) by operating activities:
              Year ended February 28, 2002                                                                   $  36.3
              Less:  six months ended August 31, 2001                                                         (168.4)
              Add:  six months ended August 31, 2002                                                            28.4
                                                                                                             -------
         Cash provided by operating activities, four quarters ended August 31, 2002                            233.1
         Gain on sale of marketable security                                                                   (12.0)
         Deferred income taxes                                                                                  37.0
         Changes in operating assets and liabilities                                                          (160.8)
         Interest expense, four quarters ended August 31, 2002                                                  82.9
         Income tax expense, four quarters ended August 31, 2002                                                15.0
         Impairment charge                                                                                      37.0
         Charges (see note above)                                                                              106.9
                                                                                                             -------
         Adjusted EBITDA, four quarters ended August 31, 2002                                                $ 339.1
                                                                                                             =======

                Summary of Statement of Cash Flows (in millions):



                                                                            Six Months Ended
                                                                                August 31,
                                                                   -------------------------------
                                                                      2003                  2002
                                                                    -------                -------
                          Cash (Used) Provided by
                          Operating Activities                      $ (40.8)               $ 28.4
                                                                    =======                ======
                          Cash (Used) Provided by
                          Investing Activities                      $ (13.9)              $  27.2
                                                                    =======                ======
                          Cash (Used) Provided by
                          Financing Activities                      $(114.5)               $ 14.4
                                                                    =======                ======

                  EBITDA is presented in the earnings release because management believes that it is of interest to its investors and lenders in relation to its debt covenants, as certain of the debt covenants include EBITDA as a component of a covenant calculation.